                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                       MURDOCK COMMUNICATIONS CORPORATION

                         (as amended on April 29, 1997)

                                   ARTICLE I

                                    OFFICES

     The principal office of the Corporation in the State of Iowa shall be located in the City of Cedar Rapids, County of Linn. The Corporation may have such other offices, either within or without the State of Iowa, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     The registered office of the Corporation required by the Iowa Business Corporation Act to be continuously maintained in the State of Iowa shall be initially as provided in the Articles of Incorporation, subject to change from time to time by resolution of the Board of Directors and filing of statement of said change as required by the Iowa Business Corporation Act.

                                   ARTICLE II

                                  SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the second Tuesday in the month of May in each year, beginning with the year 1997 at the hour of 2:00 P.M., provided the Board of Directors may fix some other date which is within thirty (30) days before or after said date and may fix some time other than said above time for such meeting, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day designated above or fixed by the Board of Directors for the annual meeting shall be a legal holiday in the State where held, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the Chief Executive Officer or by the Board of Directors, and shall be called by the Chairman of the Board at the request of the holders of not less than one-tenth (1/10) of all of the outstanding shares of the Corporation entitled to vote at the meeting.

     Section 3. Place of Shareholders' Meeting. The Board of Directors may designate any place, either within or without the State of Iowa, as the place of meeting of any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Iowa, as the place of holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Iowa.

     Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     Section 5. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adornment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 6. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     Section 7. Quorum of Shareholders. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     Section 9. Voting of Shares. Subject to the provisions of Section 10 of this Article, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation.

     Section 10. Voting of Shares by Certain Holders. Neither treasury shares nor, unless the Articles of Incorporation otherwise provide, shares held by another corporation if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     Subject to the provisions of the foregoing paragraph of this section, shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the Court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

     Section 11. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     Section 12. Voting by Ballot. Voting by shareholders on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

     Section 13. Conduct of Meetings. The Chairman of the Board, or in his absence, the Chief Executive Officer, and in the Chief Executive Officer's absence, any officer or director chosen by the shareholders present or represented by proxy, shall call meetings of the shareholders to order and shall preside at the meeting. The Secretary shall act as secretary of all meetings of shareholders, but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

     Section 2. Number, Tenure and Qualifications. The number of Directors of the Corporation shall be at least one (1) but not more than seven (7), as may be designated from time to time by the Board of Directors. At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect Directors. Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified, unless removed at a meeting called expressly for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors. Directors need not be residents of the State of Iowa or shareholders of the Corporation.

     Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or any one (1) Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them.

     Section 5. Notice. Notice of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transactions of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 6. Quorum. A majority of the number of Directors fixed in accordance with Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     Section 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A Director shall be considered present at a meeting of the Board of Directors or of a committee designated by the Board if he participates in such meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 8. Vacancies. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, even if less than a quorum of the Board of Directors, except that where any vacancy is caused by the removal of a Director or Directors from office by the shareholders, such vacancy shall be filled by the affirmative vote of a majority of the shareholders constituting a quorum at any meeting of the shareholders. A Director so elected shall be elected for the unexpired term of his predecessor in office or the full term of such new directorship.

     Section 9. Compensation. The Board of Directors, by the affirmative vote of a majority of Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the Corporation as Directors, officers or otherwise. By resolution of the Board of Directors the Directors may be paid their expenses, if any, of attendance at each meeting of the Board.

     Section 10. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     Section 11. Informal Action by Directors. Any action required by the Iowa Business Corporation Act to be taken at a meeting of Directors of the Corporation, or any action which may be taken at a meeting of the Directors or of a committee of Directors, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all of the Directors or all of the members of the committee of Directors, as the case may be.

     Section 12. Conduct of Meetings. The Chairman of the Board, or in his absence, the Chief Executive Officer, and in the Chief Executive Officer's absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall preside at the meeting. The Secretary shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any assistant secretary or any director or any other person present to act as secretary of the meeting.

     Section 13. Committees. The Board of Directors from time to time by resolution adopted by a majority of the full Board of Directors may appoint from its members a committee or committees, temporary or permanent, and, to the extent permitted by law and these By-Laws, may designate the duties, powers and authorities of such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 14. Indemnification. The Corporation may indemnify directors and officers of the Corporation to the full extent allowed from time to time by the Iowa Business Corporation Act. Indemnification of directors and officers may be provided for in any manner allowed by law.

     Section 15. Conduct of Meetings by or Through the Use of Communications Equipment.

          (a) Participation. Any or all directors may participate in a regular or special meeting of the Board of Directors or in a committee meeting of the Board of Directors by, or may conduct the meeting through the use of, any means of communication by which any of the following occurs: (i) all participating directors may simultaneously hear each other during the meeting; or (ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors. A director participating in such a meeting is deemed to be present in person at the meeting.

           (b) Nature of the Meeting. If a meeting is conducted pursuant to this section 15, the presiding officer at the meeting shall inform each participating director that a meeting is taking place at which official business may be transacted.

           (c) Minutes of the Meeting. If requested by a director, the Secretary of the Corporation shall prepare minutes of a meeting pursuant to this section and distribute such minutes to each director.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Number. The principal officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (the number, precedent and duties thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

     Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. The Board of Directors may create a new principal office, including the addition of a new Vice President, and elect an officer thereto at any regular or special meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.

     Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

     Section 4. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, including a vacancy caused by the creation of a new principal office by the Board of Directors, shall be filled by the Board of Directors for the unexpired portion of the term.

     Section 5. The Chairman of the Board. The Board of Directors may choose a Chairman of the Board. If appointed and present, the Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board shall have the authority to supervise the Chief Executive Officer and the President in the performance of their respective duties. He shall have the authority to sign, execute and acknowledge, on behalf of the Corporation, all contracts, deeds, mortgages, bonds, stock certificates, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors. He may execute any such documents or instruments without the attestation of any other corporate officer unless required by the Board of Directors, the transaction or operation of law. The Chairman of the Board shall have such other powers and duties as he may from time to time be called upon to perform by the Board of Directors.


     Section 6. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Chairman of the Board or the Board of Directors, shall in general supervise and control all the business and affairs of the Corporation. In the absence of the Chairman of the Board or in the event of his inability or refusal to act, he shall preside at all meetings of the stockholders and the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Chairman of the Board or the Board of Directors, to appoint such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. He shall have the authority to sign, execute and acknowledge, on behalf of the Corporation, all contracts, deeds, mortgages, bonds, stock certificates, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors. He may execute any such documents or instruments without the attestation of any other corporate officer unless required by the Board of Directors, the transaction or operation of law. Except as otherwise provided by law or the Board of Directors, he may authorize any Vice

President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general, he shall have such other powers and duties as he may be called upon to perform by the Chairman of the Board or the Board of Directors.

     Section 7. President. The President shall have responsibility for the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect, and in the absence of the Chairman of the Board and the Chief Executive Officer or in the event of their inability or refusal to act shall preside at all meetings of the stockholders and the Board of Directors. He shall have the authority to sign, execute and acknowledge, on behalf of the Corporation, all contracts, deeds, mortgages, bonds, stock certificates, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors. He may execute any such documents or instruments without the attestation of any other corporate officer unless required by the Board of Directors, the transaction or operation of law. The President shall be subject to the control of the Chairman of the Board and the Chief Executive Officer. In the absence of the Chairman of the Board or the Chief Executive Officer or in the event of either's death, disability or refusal to act, the President shall perform the duties of the Chairman of the Board or Chief Executive Officer and when so acting shall have all the powers and duties of the Chairman of the Board or Chief Executive Officer. In general, he shall perform all duties incident to the office of President and such other duties as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

     Section 8. Chief Operating Officer. The Board of Directors may from time to time appoint a Chief Operating Officer who shall, subject to the control of the Board of Directors, have responsibility for the operations and functioning of the Corporation's operating units and programs and the allocation among the Corporation's operating units and programs of other officers and principal executive personnel of the Corporation. The Chief Operating Officer shall also perform such other duties and have such other powers as may be assigned to him by the Board of Directors. He shall possess the power to sign all certificates, contracts and other instruments which may be authorized by the Board of Directors, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Operating Officer may combine his duties with those of any other office assigned to him by the Board of Directors.

     Section 9. Chief Financial Officer. The Board of Directors may from time to time appoint a Chief Financial Officer who shall, subject to the control of the Board of Directors, have responsibility for the Corporation's finances and financial planning, the allocation among the Corporation's operating units and programs of the Corporation's financial resources and the Corporation's internal accounting, auditing and financial controls. The Chief Financial Officer shall also perform such other duties and have such other powers as may be assigned to him by the Board of Directors. He shall possess the power to sign all certificates, contracts and other instruments which may be authorized by the Board of Directors, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Financial Officer may combine his duties with those of any other office assigned to him by the Board of Directors.

     Section 10. Vice President(s). In the absence of the President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, if required by the Board of Directors, the transaction or operation of law, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President.

     Section 11. Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records; (d) keep or arrange for the keeping of a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) if required by the Board of Directors, the transaction or operation of law, sign with the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties and exercise such authority as from time to time may be delegated or assigned to him by the President, the Chief Operating Officer or by the Board of Directors.

     Section 12. Treasurer. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VI; and (c) in general, perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     Section 13. Assistant Secretaries and Assistant
Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. If required by the Board of Directors, the transaction or operation of law, the Assistant Secretaries may sign with the Chairman of the Board, the Chief Executive Officer, the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

     Section 14. Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

     Section 15. Salaries. The salaries of the other principal officers shall be fixed from time to time by the Board of Directors or a committee designated by the Board for that purpose. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE V

                               CONTRACTS BETWEEN
                        CORPORATION AND RELATED PERSONS

     Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which he or they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees, or in which he or they are interested, shall be valid for all purposes, notwithstanding his or their interest in such contract or transaction, if any of the following is true:

          (a) the material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved or specifically ratified the transaction in the manner provided below;

          (b) the material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or specifically ratified the transaction by the affirmative vote of a majority of the shares entitled to be counted in the manner provided below; or

          (c) the transaction was fair to the Corporation.

     For purposes of (a) above, a contract or a transaction is authorized, approved or specifically ratified if it received the affirmative vote of a majority of the directors on the Board of Directors or on the committee acting on the transaction who have no direct or indirect interest in the transaction. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for purposes of taking the action under this Article V. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any action taken under this Article V if the transaction is otherwise authorized, approved or ratified as provided in this Article V.

     For purposes of (b) above, a contract or transaction is authorized, approved or specifically ratified if it receives the vote of a majority of the shares entitled to be counted under this Article V. Shares owned by or voted under the control of a director who has a direct or indirect interest in the contract or transaction, and shares owned by or voted under the control of an entity in which the director has a material financial interest or in which the director is a general partner, may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a contract or transaction. The vote of those shares shall be counted in determining whether the transaction is approved under other sections of these By-Laws. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this Article V constitutes a quorum for purposes of taking action under this Article V.

                                   ARTICLE VI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

     Section 5. Execution of Instrument. Subject always to the specific directions of the Board of Directors, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President.

                                  ARTICLE VII

                            CERTIFICATES FOR SHARES

     Subject to the provisions of Section 625 of the Iowa Business Corporation Act, certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary of the Corporation. The signatures of the Chairman of the Board, Chief Executive Officer, President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued with the number of shares and date of issue shall be entered on the books of the Corporation. All certificates rendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.


                                  ARTICLE VIII

                                  FISCAL YEAR

     The fiscal year of the Corporation shall begin on the 1st day of January in each year and end on the 31st day of December in each year.

                                   ARTICLE IX

                                   DIVIDENDS

     The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by the Iowa Business Corporation Act and its Articles of Incorporation.

                                   ARTICLE X

                                 CORPORATE SEAL

     The Corporation shall have no seal.

                                   ARTICLE XI

                     VOTING OF SHARES OWNED BY CORPORATION

     Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of such other corporation by the Chairman of the Board if he be present, or in his absence by the Chief Executive Officer, the President or any Vice President of the Corporation who may be present. Whenever, in the judgment of the Chairman of the Board, or in his absence, of the Chief Executive Officer, the President or any Vice President, it is desirable for the Corporation to execute a proxy or give a shareholders' consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chairman of the Board or the Chief Executive Officer, the President or one of the Vice Presidents of the Corporation and shall be attested by the Secretary or an Assistant Secretary of the Corporation without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation, the same as such share or shares might be voted by the Corporation.

                                  ARTICLE XII

                                WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Iowa Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE XIII

                                   AMENDMENTS

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any meeting of the Board of Directors of the Corporation by a majority vote of the Directors present at the meeting.

                                  ARTICLE XIV

                    REIMBURSEMENT OF DISALLOWED COMPENSATION

     Any payments made to an officer, employee or Director of this Corporation, including but not limited to salary, commission, bonus, interest, or rent or entertainment expense incurred by him or any other compensation which shall be disallowed in whole or in part as a deductible expense by this Corporation by the Internal Revenue Service shall be reimbursed by such officer, employee or Director to the Corporation to the full extent of such allowance. It shall be the duty of the Directors of this Corporation to enforce payment of each such amount disallowed. In lieu of payment by the officer, employee or Director, subject to the determination of the Directors, proportionate amounts may be withheld from such officer, employee or Director's future compensation payments until the amount owed to the Corporation has been recovered in full.